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Exhibit 10.4

QWEST COMMUNICATIONS INTERNATIONAL INC.
NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN
Effective July 24, 2002

1.
PURPOSE OF PLAN.

        The purpose of the Qwest Communications International Inc. Nonqualified Employee Stock Purchase Plan (the "Plan") is to provide eligible employees who wish to become stockholders of Qwest Communications International Inc. (the "Company"), or who wish to increase their stockholdings in the Company, with an opportunity to purchase shares of the Company's common stock, par value $0.01 per share ("Common Stock"), on a basis that is more convenient and more favorable than would otherwise be available. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company. It is intended that the Plan constitute a broadly based employee stock purchase plan but the Plan is not intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.
EMPLOYEES ELIGIBLE TO PARTICIPATE.

        Any employee (as defined in Treasury Regulation Section 1.421-7(h)) of the Company, any employee of any "parent corporation" of the Company within the meaning of Section 424(e) of the Code (a "Parent") or "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code (a "Subsidiary") which adopts the Plan with the consent of the Company (together with the Company, each an "Employing Corporation"), is eligible to participate in the Plan immediately on the employee's date of hire.

        Payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place from time to time, if the employee completes the enrollment procedure outlined in Section 4(b) hereof by the applicable payroll cutoff date. Notwithstanding the foregoing, an employee whose customary employment with the Company or an Employing Corporation is for twenty (20) hours or less per week or for not more than five (5) months in any calendar year shall not be eligible to participate in the Plan.

3.
ELIGIBLE COMPENSATION.

        Compensation eligible for payroll deductions ("Compensation") shall be base salary and commissions paid for employment by an Employing Corporation. Compensation does not include overtime, bonuses, severance pay, post-termination of employment salary continuation, incentive pay, shift premium differentials, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances and reimbursements, disability benefits, fringe benefits, deferred compensation, compensation under the Company's stock plans, amounts paid for services as an independent contractor, any cash or benefits pursuant to the Plan, or any other compensation excluded by the Stock Purchase Plan Committee (the "Committee") in its discretion, applied in a uniform manner. The preceding sentence notwithstanding, Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) or to any similar salary reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code) or any qualified transportation plan or arrangement (within the meaning of Section 132(f) of the Code).

4.
TERMS OF OFFERS.

(a)
Offer Dates.

        The Company shall make an offer or offers (an "Offer" or "Offers") to purchase Common Stock. The Committee shall determine the date or dates on which an Offer shall commence and the term of each Offer. Unless otherwise specified by the Committee in advance of an Offer, each Offer shall be made on the first day of each calendar month commencing September 1, 2002 and shall last for a period of one calendar month. The Committee may, at any time, determine that an Offer may be longer than one calendar month and shall determine the date or dates upon which one or more subsequent Offers, if any, may be made under the Plan; provided that, in no event shall any Offer have a term of more than twenty-seven (27) months.

  (b)
  Elections to Participate.

        In order to participate in an Offer, an eligible employee must sign and forward to the plan administrator designated by the Committee in its sole discretion (the "Plan Administrator") an enrollment/payroll deduction authorization form or complete such other procedures as the Plan Administrator may require or permit. The eligible employee must authorize regular payroll deductions in any full percentage of Compensation, not exceeding the maximum percentage of the employee's Compensation per pay period, to be applied toward the purchase of Common Stock pursuant to the Offer. The "maximum percentage" means the percent of Compensation available for payroll deductions which shall be specified by the Committee at the beginning of the term of an Offer, and which shall not exceed fifteen percent (15%). In the absence of a lower designation by the Committee in respect of an Offer, the "maximum percentage" shall be fifteen percent (15%). Payroll deductions for an Offer may begin with respect to the first payroll period following the date of hire for which it is administratively feasible under the payroll system in place from time to time if the signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed, by the applicable payroll cutoff date.

        The amount of Compensation to be deducted shall be determined for each payroll period on a basis of the percentage of Compensation authorized for deduction by the participant, which amount shall be increased or decreased (as applicable) on a prospective basis to reflect changes in such Compensation during the term of the Offer.

5.
PARTICIPATION.

(a)
In General.

        On the effective date of an Offer, each then eligible employee who has elected to participate in the Offer as provided in Section 4(b) hereof shall be granted an option to purchase, during the term of the Offer, the maximum number of shares of Common Stock provided in Section 6(d) hereof. The number of shares of Common Stock purchased by the eligible employee during the term of the Offer shall be determined by the employee's payroll deduction elections made in accordance with the terms of the Plan. Once an eligible employee has elected to participate in an Offer, the employee's election with respect to participation shall continue in effect with respect to subsequent Offers unless and until changed in accordance with Section 5(d), or the participant is no longer eligible to continue participation pursuant to Section 12 or 13 below, or the person is otherwise no longer in the class of employees eligible to participate pursuant to Section 2.

  (b)
  Newly Eligible Employees.

        Each employee who is not eligible to participate in the Plan on the effective date of an Offer but who becomes eligible to participate during the term of the Offer shall be granted an option to purchase Common Stock during the term of the Offer; provided that the Committee may require as to one or more Offers that only employees eligible to participate in the Plan on the commencement date of a particular Offer may participate in that Offer. The number of shares of Common Stock purchased by the eligible employee during the term of the Offer shall be determined by the payroll deduction elections made in accordance with the terms of the Plan. In such cases, payroll deductions may begin with respect to the first payroll period following the employee's date of eligibility for which it is administratively feasible under the payroll system in place from time to time, if the employee's signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed prior to the applicable payroll cutoff date.

  (c)
  Enrollment During an Offer.

        Any employee who does not elect to participate in a particular Offer within the period for initial enrollment may subsequently elect to participate in such Offer; provided that the Committee may require as to one or more Offers that only employees eligible to participate in the Plan on the commencement date of a particular Offer may participate in that Offer. In such cases, payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place from time to time, if the employee's signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed prior to the applicable payroll cutoff date.

  (d)
  Changes in Payroll Deduction Authorization.

        Participants are permitted to increase or decrease their rate of payroll deduction with respect to an Offer or Offers, subject to the terms and limitations of the Plan and such rules as the Committee may adopt. Any such change shall be effective for a given payroll period provided that the employee's signed enrollment/payroll deduction authorization form has been submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator has been completed prior to the applicable payroll cutoff date. The Plan Administrator shall rely on the most recent effective election submitted for the applicable payroll period. A reduction of the payroll deduction percentage to zero shall be treated as a request to discontinue participation in the Offer. A participant may resume participation in the current Offer or a subsequent Offer and reinstate payroll deductions with respect to the first payroll period after the election to resume participation for which it is administratively feasible under the payroll system in place from time to time, by submitting a new enrollment/payroll deduction authorization form or completing such other procedure as may be required or permitted by the Plan Administrator prior to the appropriate payroll cutoff date; provided that the Committee may require as to one or more Offers that a participant may not resume participation on a date other than the commencement date of a succeeding Offer.

  (e)
  Equivalent Rights.

        All employees granted options under the Plan shall have the same rights and privileges under the Plan except that the number of shares each participant may purchase shall bear a uniform relationship to the employee's eligible Compensation and shall depend upon the payroll deduction the employee authorizes.

  (f)
  Trading Day.

        For purposes of the Plan, a "Trading Day" is a day on which shares of Common Stock are traded on the New York Stock Exchange or other market on which the Common Stock is traded on such date.

6.
PARTICIPATION LIMITATIONS.

(a)
Five Percent Owners.

        Notwithstanding anything herein to the contrary, no employee shall be granted an option to purchase any shares of Common Stock under the Plan pursuant to any Offer if the employee, immediately after the option is granted, owns or would own shares (including all shares which may be purchased under outstanding options under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of Common Stock of the Company, the Employing Corporation, or any Parent or Subsidiary. For purposes of the foregoing limitation, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply in determining share ownership, and Common Stock which the employee may purchase under outstanding options shall be treated as stock owned by such employee.

  (b)
  Contribution Limitation.

        The Committee may establish a contribution limit on the dollar amount that a participant may contribute to the Plan in any one Offer or other specified period of time. Unless otherwise provided by the Committee with respect to an Offer, a participant shall not be granted any option (or any option granted shall be subject to compliance with the following limitations) or other right to purchase Common Stock under this Plan to the extent that such option causes such individual to have rights to purchase stock under this Plan and the Qwest Communications International Inc. Employee Stock Purchase Plan which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Company, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

  (c)
  Fair Market Value.

        The Fair Market Value of the Common Stock on a particular Trading Date shall be determined in accordance with such methodology as may be adopted from time to time for this purpose by the Committee and, in the absence of any such determination by the Committee, shall be equal to the 4:00 P.M. (ET) closing price of the Common Stock on such Trading Day.

  (d)
  Maximum Number of Shares.

        The maximum number of shares of Common Stock which an employee will be permitted to purchase pursuant to any one Offer shall be 20,000 shares (subject to adjustment pursuant to Section 14) (the "Individual Limit"); provided that the Committee may amend the Individual Limit, effective no earlier than the first Offer commencing after the adoption of such amendment, without prior notice to participants. If the Individual Limit is reached, payroll deductions shall cease, and any amount of excess funds as of the date that the Individual Limit has been reached shall be returned to the employee.

7.
OPTION PRICE.

        The price at which shares of Common Stock may be purchased with respect to any Offer made under the Plan shall be determined by the Committee from time to time prior to the first day of such Offer. In the absence of any such determination by the Committee, the price shall be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last Trading Day of the calendar month to which the Offer relates (the "Option Price"). In all events, the Option Price determined by the Committee or according to the preceding sentence shall not be lower than the lesser of (i) 85% of the Fair Market Value of a share of Common Stock at the time the option is granted or (ii) 85% of the Fair Market Value of a share of Common Stock at the time the option is exercised.

8.
EXERCISE OF OPTIONS.

(a)
Purchase of Common Stock.

        At the end of each payroll period, each participant shall have deducted from his pay the amount authorized pursuant to Sections 4 or 5 hereof, as applicable. This amount shall be held for the credit of the participant by the Company as part of its general funds and shall not accrue any interest. On the last Trading Day of each calendar month (or such other date as the Committee may determine with respect to an Offer longer than one calendar month) (the "Purchase Date"), a participant shall be deemed to have exercised the option to purchase, at the Option Price, that number of full shares and fractional shares of Common Stock which may be purchased with the amount deducted from the participant's Compensation during that Offer (the "Purchase Period").

  (b)
  Custodian.

        On each Purchase Date, the Plan Custodian designated by the Committee shall receive from the Company, at the Option Price, as many full shares of Common Stock as may be purchased with the funds received from the participants during the Purchase Period. Upon receipt of the Common Stock so purchased, the Custodian shall allocate to the credit of each participant the number of full shares and fractional shares of Common Stock to which that participant is entitled. Subject to any restriction imposed by the Committee as permitted under Section 8(d) hereof, and any other limitation that may be imposed by the Committee from time to time, a certificate representing the number of full shares of Common Stock to which a participant is entitled and a check in an amount equal to the fair market value of any fractional shares (based on the Fair Market Value of the Common Stock on the distribution date) credited to the participant's account shall be issued to the participant, at the participant's expense, upon request. Subject to Section 12, certificates shall not be issued with respect to any shares and checks with respect to fractional shares shall not be issued prior to the last day of the sixth (6th) month following the date such shares were purchased and fractional shares credited. Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the Plan Custodian for the benefit of each participant, who shall thereafter be a beneficial stockholder of the Company.

  (c)
  Rights as a Stockholder.

        A participant's rights as a stockholder of record of the Company shall begin when the Plan Custodian receives the shares of Common Stock from the Company on behalf of the participant with respect to the participant's purchase of such shares pursuant to the Plan. Shares of Common Stock issued to participants shall be transferable in accordance with applicable securities laws except as provided in Section 8(d) hereof.

  (d)
  Restrictions on Transfer of Common Stock.

        Participants shall have no right to sell, encumber, or otherwise transfer Common Stock purchased under the Plan until after the last day of the sixth month following the month in which the Common Stock is purchased, unless the Committee, in its sole discretion, waives or modifies such restriction. Any attempt to sell, encumber or otherwise transfer Common Stock in violation hereof shall be null and void. However, the six-month restriction on transfer of Common Stock shall no longer apply after a Participant terminates employment with the Company, all Subsidiaries of the Company, and any Parent of the Company.

  (e)
  Enforcement of Restrictions.

        The Committee shall enforce the restriction on transfer of Common Stock provided in Section 8(d) hereof by requiring that the Common Stock Certificate be held in the custody of the Company or the Plan Custodian while the restriction remains in effect. The Committee may, in its sole discretion, enforce this restriction through different or additional means as it shall deem necessary or appropriate, including without limitation, by including such legends on shares of Common Stock subject to such restrictions as the Committee may deem necessary or desirable.

9.
NUMBER OF SHARES TO BE OFFERED.

        The maximum number of shares of Common Stock that may be purchased under the Plan is 10,000,000 shares, subject to adjustment pursuant to Section 14. The Common Stock that may be delivered under this Plan may be treasury shares, or authorized and unissued shares, as the Board of Directors of the Company (the "Board") may determine in its sole discretion.

10.
ADMINISTRATION AND INTERPRETATION OF THE PLAN.

        The Plan shall be administered by the Plan Administrator designated by the Committee. The members of the Committee shall be designated by the Board. Except as expressly provided herein, the Committee shall have the exclusive right to interpret the provisions of the Plan and to determine any questions arising hereunder or in connection with the administration of the Plan, including, without limitation, the resolution of factual disputes, the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits, eligibility and interpretation of Plan provisions and related documents. The Committee's decisions, determinations, interpretations or other actions in respect thereof shall be conclusive and binding upon all participants, former participants, beneficiaries, heirs, executors, assigns, and all other parties to the maximum extent permitted by law.

11.
RIGHTS NOT TRANSFERABLE.

        Options granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, and shall be exercisable, during a participant's lifetime, only by the participant.

12.
TERMINATION OF EMPLOYMENT.

        In the event of a participant's retirement, death, or other termination of employment, a payroll deduction shall be made from Compensation paid to the participant for his period of employment with an Employing Corporation (regardless of whether paid upon or following the last day of the participant's actual employment) and the amounts contributed to the Plan by the participant in that Offer shall be used to purchase shares in that Offer pursuant to Section 8. Upon the request of a participant who is no longer employed by the Company or a Subsidiary (or a Parent of the Company), on a form and in such manner as may be required or permitted by the Plan Administrator, a certificate representing the number of full shares of Common Stock then credited to the participant's account and a check in an amount equal to the fair market value of any fractional shares (based on the Fair Market Value of the Common Stock on the distribution date) credited to the participant's account shall be issued and delivered to the participant or the participant's representative as soon as administratively feasible.

        For purposes of the Plan, if a participating Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of the Plan and will no longer be an eligible employee, unless the person continues as an eligible employee of another Employing Corporation. A former participant who is re-employed shall not resume participation in the Plan unless he or she is otherwise eligible and again enrolls for participation pursuant to Section 4(b).

13.
LEAVES OF ABSENCE AND PERIODS OF INACTIVE EMPLOYMENT.

        A participant may elect to continue to make payroll deductions under the Plan for the first ninety (90) days of any period of inactive employment or leave of absence if the participant continues to receive Compensation from the Company as defined in Section 3 hereof. If a participant does not receive Compensation from the Company during a period of inactive employment or leave of absence, the participant's payroll deductions shall immediately cease; however, such deductions shall resume automatically if the participant returns to active employment from inactive status or a leave of absence within ninety (90) days. In either case, the amount previously contributed by the participant (together with any additional amounts contributed pursuant to the first sentence of this Section 13) shall be used to purchase shares under the Plan in the applicable Offer(s) pursuant to Section 8. A participant on inactive employment or leave of absence status for more than ninety (90) days who returns to active employment must again, if otherwise eligible, enroll pursuant to Section 4(b) to again participate in the Plan.

14.
REORGANIZATION.

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, the Committee may make such adjustments, if any, as it may deem appropriate in the number, kind, and price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase.

15.
AMENDMENTS.

        The Board may review and modify the operation and administration of the Plan from time to time and may amend the terms of the Plan at any time without obtaining the approval of the stockholders of the Company unless stockholder approval is required by applicable law, regulation or rule. The Board may not amend the Plan in any manner which would materially and adversely affect an option previously granted to a participant without the consent of such participant. Adjustments contemplated by Section 14 shall not constitute Plan amendments for such purposes.

16.
TERMINATION OF PLAN.

        The Plan and all rights of participants shall terminate (i) on the date as of which participants have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Plan or (ii) if earlier, the date as of which the Committee or the Board terminates the Plan. Upon termination, all payroll deductions shall cease and all amounts then credited to participants' accounts and not previously used for the purchase of shares shall, in the Board's or Committee's discretion, be refunded in cash (without interest) or be equitably applied to the purchase of full shares of Common Stock then available under the Plan. In either case, the participants shall be issued checks for any amounts contributed that were insufficient to purchase whole shares.

17.
REQUIRED GOVERNMENTAL APPROVALS.

        The Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provision of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company's overall wage and salary policy.

18.
ADDITIONAL CASH PAYMENT; TAX WITHHOLDING

        Unless otherwise provided by the Committee, in its sole discretion, on each Purchase Date each participant in the Plan purchasing shares on that Purchase Date shall be entitled to a cash payment from the Company equal to the product of: (1) 15% multiplied by the Fair Market Value of share of Common Stock as of the Purchase Date, multiplied by (2) the number of shares purchased by that participant under the Plan on that Purchase Date, multiplied by (3) 65.7% (0.657). The Company shall reduce such cash amount by the minimum amount of any taxes which the Company reasonably determines it (or its Parent and/or Subsidiaries) may be required to withhold with respect to the purchase of shares under the Plan and/or such cash payment. The Company shall pay such cash amount, reduced by any amounts deducted pursuant to the preceding sentence, to the participant (without interest) no later than thirty days following the end of the calendar year in which the related Offer occurs.

        While the Company intends to satisfy the withholding obligations related to the Plan in the foregoing manner, should the Company for any reason be unable to satisfy its tax withholding obligations related to the Plan in the manner described in the preceding paragraph, the Company shall have the right at its option to (i) require the participant to pay or provide for payment of the amount of any taxes which the Company reasonably determines that it (and its Parent/and or its Subsidiaries) is required to withhold with respect to such event or payment or (ii) deduct from any amount otherwise payable to or for the account of the employee the amount of any taxes which the Company reasonably determines that it (and its Parent and/or its Subsidiaries) is required to withhold with respect to such event or payment.

19.
NO EMPLOYMENT RIGHTS.

        The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company or any Employing Corporation, and it shall not be deemed to interfere in any way with the Company's or any Employing Corporation's right to terminate, or otherwise modify, an employee's employment at any time with or without cause.

20.
GENDER.

        Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.

21.
EXPENSES.

        Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to participating employees, shall be paid by the Employing Corporations. The amount of payments contemplated by Section 18 shall be paid by the Company. Each participant shall be responsible for all expenses associated with certificating and selling shares purchased by the participant under the Plan, expenses related to requests for cash settlements of fractional shares acquired under the Plan, and for the tax consequences of participation in the Plan.

22.
GOVERNING LAW.

        All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

23.
EFFECTIVE DATE.

        The Plan became effective on July 24, 2002, the date the Plan was adopted by the Board.

        QWEST COMMUNICATIONS INTERNATIONAL INC.

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  Exhibit 10.4